Exhibit (c)(3)

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION NewStar Financial Board of Directors discussion materials Confidential July 31, 2017 PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Credit Suisse Group AG and/or its Affiliates (hereafter “Credit Suisse”).

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Executive summary As part of its ongoing exploration of potential strategic alternatives, NewStar Financial, Inc. (“NEWS” or the “Company”) has engaged in several recent conversations regarding potential strategic combinations On-going discussions with the Project Osprey consortium (GSO Capital Partners and First Eagle Investment Management) have yielded a formal proposal from the consortium to acquire NEWS in concurrent transactions in which all or substantially all of NEWS’ loan portfolio assets would be acquired by a GSO client(s) and 100% of NEWS common stock would be acquired by First Eagle GSO has stated in its proposal letter that it will be responsible for sourcing one or more parties as the GSO client (asset buyer). GSO is not backstopping the transaction. Wells Fargo Securities has been retained as financial advisor, and Goodwin Procter has been retained as legal counsel On-going discussions with [***] also have yielded a formal proposal from [***] to acquire 100% of NEWS common stock or to acquire 100% of NEWS’ loan portfolio for 99.5% of the net value and third-party CLO tranches at market value Conversations originated with [***] in early May 2017 as an inbound inquiry from Citigroup Global Markets Inc., on [***]’s behalf; Citi has been retained as [***]’s financial advisor [***] has been provided access to a virtual data room to conduct due diligence on 30 selected loan assets in order to find additional value, and had a recent credit due diligence meeting to discuss those assets in greater detail The following pages outline (i) a summary of the indications of interests received; (ii) additional overview on Project Osprey indication of interest; and (iii) an illustrative timeline for a potential Osprey transaction Source: GSO / First Eagle written proposals dated 6/21/17, 7/11/17, and 7/26/17, and [***] written proposal dated 7/5/17. Confidential 1 © Credit Suisse Group AG and/or its affiliates. All rights reserved. [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Comparison of indications of interest received ($ in millions, except per share units) GSO / First Eagle “Project Osprey” [***] $15.00 $12.89 $12.74-$12.82 $12.50-$12.61 $0.74- $0.65- $12.29 $0.93 $0.48(1) $0.48 (1) $0.81 $0.29(2) $0.76 $0.29(2) $10.00 $11.48 $11.52 $11.56 $12.00 $5.00 - Latest GSO proposal (7/26/17) PV of GSO proposal (2017 close) PV of GSO proposal (2018 close) Latest [***] proposal (7/5/17) Upfront cash consideration(3) Cumulative cash earnings through closing Future federal tax refund(4) Selected implied metrics Proposed price per share (5) $12.89 $12.74-$12.82 $12.50-$12.61 $12.29 Aggregate consideration(5) $540.8 (6) $532.6-$536.8 (6) $520.6-$525.5(6) $511.8 Price / BV(7) 0.86x 0.85x-0.85x 0.83x-0.84x 0.82x P / 2017E 23.9x 23.6x-23.7x 23.1x-23.3x 22.8x P / 2018E 17.2x 17.0x-17.1x 16.7x-16.8x 16.4x Market premia: One day (7/28/17) 17.6% 16.2%-16.9% 14.0%-15.0% 12.1% One week (7/21/17) 16.8% 15.4%-16.1% 13.2%-14.2% 11.3% One month (6/28/17) 22.8% 21.3%-22.1% 19.0%-20.1% 17.0% Qualitative considerations: Asset buyer GSO to source GSO to source GSO to source None; equity deal Financing contingency Contingent on asset buyer Contingent on asset buyer Contingent on asset buyer None Timing Signing by Sept. 15 Signing by Sept. 15 Signing by Sept. 15 3-4 weeks Source: GSO / First Eagle written proposals dated 6/21/17, 7/11/17, and 7/26/17, [***] written proposal dated 7/5/17, FactSet and I/B/E/S consensus. Market data as of 7/28/17. (1) Includes cash pre-tax earnings from Q3’17, and Q4’17, per NEWS management estimates. (2) Includes cash after-tax earnings from Q3’17, and Q4’17, per NEWS management estimates. Confidential (3) Net of outstanding indebtedness and liabilities. In the case of GSO / First Eagle, per NEWS management. (4) In GSO 7/26/17 proposal, represents undiscounted value per share. In illustrative present value of GSO proposal, calculated as minimum and maximum of range; please see p. 5 for calculations. 2 (5) Based on fully diluted shares outstanding, calculated based on 41,609,486 basic shares (incl. unvested restricted stock), 0.160 million options and 12.0 million warrants, per NEWS management. (6) GSO cash consideration adjusted to exclude $16.9 million cash used to repurchase shares and $1.6 million cash used to pay dividends. (7) Calculated based on Q1’17A shareholders’ equity, to exclude $16.9 million cash used to repurchase shares and $1.6 million cash used to pay dividends, and 41,609,486 shares outstanding as of 7/27/2017, © Credit Suisse Group AG and/or its affiliates. All rights reserved. per Company filings and NEWS management. [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Comparison of indications of interest received (cont’d) GSO / First Eagle Indication of Interest - “Project Osprey” [***] Indication of Interest Acquiror First Eagle: asset manager specializing in mutual funds [***]: senior debt capital provider owned by [***] with Asset buyer to be determined and sourced by GSO; GSO is not $12 billion of commitments under management backstopping the transaction Capitalized by [***], [***], and other institutional investors Purchase price Assuming closing in 2017, $12.89 per share or $541 million $12.00 per share or $500 million in cash & consideration gross proceeds (1) Including earnings through closing, $12.29 per share or $512 $11.48 per share net proceeds (1)(2) million aggregate in cash (1)(4) $0.48 cumulative per share cash earnings (1)(3) $0.93 undiscounted federal tax refund via non-transferable contingent value right (“CVR”) per share (1) Structure Concurrent sale of all or substantially all of loan portfolio asset 100% acquisition of NEWS common stock or acquisition of all to GSO-identified asset buyer(s) and acquisition of 100% or substantially all of loan portfolio asset NEWS common stock by First Eagle Assumes no distribution, warrant treatment (treasury stock Assumes no distribution, warrant treatment (treasury stock method) above $12.62 method) above $12.62 Loan portfolio Asset buyer(s) to acquire portfolio at blended 97.1% of CLO N/A assets (2012-2, 2014-1, 2015-1 and 2015-2), unsecuritized loans, debt and equity interests in CLOs 2016-1, 2017-1 and Arch Street in excess of risk retention requirements Financing / Contingent on asset buyer(s) No financing contingency Source of funds Existing funds at First Eagle for platform acquisition Existing funds at [***] and [***] affiliates Certain Does not reflect impact of Fifth Street transaction Securitizations roll in transaction assumptions Redemption of CLOs (2012-2, 2014-1, 2015-1 and 2015-2), Warehouse, repo financings, senior notes and subordinated execution of Dartmouth Fund and Longfellow CLO prior to notes all refinanced transaction Due diligence & Target signing date of 9/15/2017 3-4 weeks timing Final due diligence and concurrent negotiation of definitive Final due diligence and concurrent negotiation agreements Exclusivity Immediate, until 9/15 (revised target signing date) Not mentioned (previously requested in June 30 IOI) Expense N/A Reimbursement of all third-party due diligence expenses reimbursement incurred up to $5 million if NEWS agrees to a transaction with a counterparty other than [***] within six months (5) Source: GSO / First Eagle written proposals dated 6/21/17, 7/11/17, and 7/26/17, and [***] written proposal dated 7/5/17. Note: “N/A” denotes not applicable. Confidential (1) Based on fully diluted shares outstanding, calculated based on 41,609,486 basic shares (incl. unvested restricted stock), 0.160 million options and 12.0 million warrants, per NEWS management. (2) GSO cash consideration adjusted to exclude $16.9 million cash used to repurchase shares and $1.6 million cash used to pay dividends. 3 (3) Includes $20.3 million cash pre-tax earnings from Q3’17 and Q4’17, per NEWS management estimates. (4) Includes $12.0 million cash after-tax earnings from Q3’17 and Q4’17, per NEWS management estimates. © Credit Suisse Group AG and/or its affiliates. All rights reserved. (5) Six months following execution of expense reimbursement agreement. [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Preliminary Osprey federal tax considerations Per NEWS management in consultation with KPMG    Two-step transaction —Step 1: sale of all or substantially all of loan portfolio assets (taxable sale of assets) —Step 2: sale of asset management business via merger (taxable stock acquisition) —Steps occur immediately after each other on same day during 2017    Preliminary tax consequences —NEWS would recognize a loss of ~$220—$230 million upon closing of transaction —Resulting in net operating loss (“NOL”) balance of ~$97 million(1) that can be carried back to 2015 and 2016 tax years —Federal tax refunds available to NEWS shareholders of record at closing —Refund of 2017 estimated tax payments paid: $4.1 million(2) —Cash refund for NOL carryback claims: ~$35.0 million(3)    Certain tax considerations —Refund of 2017 estimated tax payment paid will be issued within 45 days, if claimed within 30 days of year-end —Timing of carryback based on filing of 2017 federal income tax return(4) —Under current GSO / First Eagle proposal, First Eagle assumes responsibility to file tax return and distribute associated tax refunds —Joint Committee on Taxation will audit refund in excess of $5 million per carryback year —Requires claim to be filed —Potentially 12- 24-month time frame Source: Provided by NEWS management in consultation with KPMG. Credit Suisse does not provide any tax advice. (1) Based on Company forecast as of June 2017, Company 2015 federal tax return and preliminary 2016 tax return. 2016 tax return to be filed in September 2017. Confidential (2) Q1 2017 estimated tax payment paid 3/15/2017. (3) Based on federal tax only: $8.2 million paid against 2015 return and $26.8 million paid against 2016 return. 4 (4) No ability to carryback NOLs for Massachusetts income tax purposes. © Credit Suisse Group AG and/or its affiliates. All rights reserved.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Illustrative Osprey present value of tax refunds Per NEWS management in consultation with KPMG Certain assumptions    Transaction close 12/31/2017    2016 federal tax return will be filed by September 2017, per management guidance    2017 federal tax return and claim for refund will be filed by 1/30/2018 (30 days within year-end), per management guidance, by First Eagle    Cash flows discounted to 6/30/2017 for illustrative purposes    Assumes tax refund is co-mingled with First Eagle’s operating cash —Illustrative discount rate range based on preliminary market implied First Eagle weighted average cost of capital calculation    The Company has received a clean tax audit for five consecutive years between 2010 and 2014; however, past audit results are not indicative of future audit outcome Quarter ending, ($ in millions) 9/30/17E 12/31/17E 3/31/18E 6/30/18E 9/30/18E 12/31/18E 3/31/19E Gross tax refunds – – A $4.1 – – – B $35.0 A Refund of 2017 estimated tax payment paid B Based on federal tax only—$8.2 million paid on 2015 return and $26.8 million paid against 2016 return; assuming IRS audit will be completed within 12 months of claim Assuming 12 months to receive refund “B” Assuming 18 months to receive refund “B” Assuming 24 months to receive refund “B” Illustrative discount rate range Illustrative discount rate range Illustrative discount rate range 7.0% 8.0% 9.0% 10.0% 7.0% 8.0% 9.0% 10.0% 7.0% 8.0% 9.0% 10.0% PV $35.0 $34.5 $34.0 $33.5 $34.0 $33.3 $32.7 $32.1 $33.0 $32.2 $31.5 $30.8    Actual results of the IRS audit process (and implied value of the CVR) are impossible to predict. Source: Provided by NEWS management in consultation with KPMG.    Note: Assumes end of period discounting convention. Confidential Credit Suisse does not provide any tax advice. 5 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Illustrative Osprey present value of tax refunds Per NEWS management in consultation with KPMG Certain assumptions    Transaction close Q1 2018    2016 federal tax return will be filed by September 2017, per management guidance    2018 federal tax return and claim for refund will be filed by Q1 2019, per management guidance, by First Eagle    Cash flows discounted to 6/30/2017 for illustrative purposes    Assumes tax refund is co-mingled with First Eagle’s operating cash —Illustrative discount rate range based on preliminary market implied First Eagle weighted average cost of capital calculation    The Company has received a clean tax audit for five consecutive years between 2010 and 2014; however, past audit results are not indicative of future audit outcome Quarter ending, ($ in millions) 9/30/17E 12/31/17E 3/31/18E 6/30/18E 9/30/18E 12/31/18E 3/31/19E 6/30/19E 9/30/19E 12/31/19E 3/31/20E Gross tax refunds – – – – – – – A $2.3 – – B $36.2 A Refund of 2018 estimated tax payment paid B Based on federal tax only—$26.8 million paid on 2016 return and $9.3 million of estimated 2017 tax payable; assuming IRS audit will be completed within 12 months of claim Assuming 12 months to receive refund “B” Assuming 18 months to receive refund “B” Assuming 24 months to receive refund “B” Illustrative discount rate range Illustrative discount rate range Illustrative discount rate range 7.0% 8.0% 9.0% 10.0% 7.0% 8.0% 9.0% 10.0% 7.0% 8.0% 9.0% 10.0% PV $32.0 $31.2 $30.5 $29.7 $31.0 $30.1 $29.2 $28.4 $30.0 $29.1 $28.1 $27.2    Actual results of the IRS audit process (and implied value of the CVR) are impossible to predict. Source: Provided by NEWS management in consultation with KPMG.    Note: Assumes end of period discounting convention. Confidential Credit Suisse does not provide any tax advice. 6 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Illustrative Osprey work stream timing and     responsibilities Work streamActivityResponsibilityTiming Financials Financial forecast refresh NS Week of7/31 – Week of 8/7 Q3 and Q4 2017 quarterly details NS Week of7/31 – Week of 8/7 Asset buyer Identification and outreach GSO, WFS Week of7/31 Execute NDA GSO, FE, NS Week of7/31 – Week of 8/7 Provide data tape and other portfolio data NS, CS Week of8/7 Due diligence NEWS data room - Populate data room NS, CS Week of7/31 - Launch data room / grant access NS, CS Week of8/7 Ongoing due diligence - Asset management capabilities NS, CS Week of8/7 - Functional diligence NS, CS Week of8/7 – Week of 9/11 - Legal and regulatory diligence NS, STB Week of8/7 – Week of 9/11 Complete due diligence NS, CS Tax / structuring Discussion with KPMG NS, KPMG Week of7/17 Transaction Transaction documents (including asset documentationpurchase agreement, merger agreement and investment management agreement) - Draft transaction documents NS, STB Week of7/31 – Week of 8/7 - Distribute draft transaction documents NS, STB, CS Week of8/14 - Negotiate transaction documents All parties Week of8/21 – Week of 9/11 - Execute transaction documents All parties 9/15 Note: NS: NewStar; CS: Credit Suisse; STB: Simpson Thacher & Bartlett; KPMG: KPMG; GSO: GSO; First Eagle: FE; WFS: Wells Fargo Securities.Confidential 7 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Illustrative Osprey transaction timeline     Illustrative timeline and activitiesCalendar Provide update to Board to evaluate IOIs GSO asset-buyer identification and outreachJuly 2017August 2017 Week of 7/31 –SMTWTFSS MTWTFS Finalize standalone financial forecast Week of 8/7112345 Populate and launch data room23456786789101112 Draft transaction documents910111213141513141516171819 1617181920212220212223242526 232425262728292728293031 Week of 7/31 – Ongoing due diligence3031 announcementWeek of 9/11 Week of 8/7 – Detailed due diligence AM capabilities and confirmatory due diligence on loan toWeek of 8/28portfolioSeptember 2017October 2017 Now Deliver transaction documents (including asset management contract)SMTWTFSS M TWTFS Receive final bid from GSO, First Eagle and GSO client121234567 Week of 9/4 –3456789891011121314 Week of 9/11 Negotiate definitive agreements1011121314151615161718192021 Meet with Board of Directors for final approval1718192021222322232425262728 24252627282930293031 9/15 Announce transaction Draft proxy statementNovember 2017December 2017 Week of 9/18 – HSR filing and waiting periodSMTWTFSS MTWTFS Week of 10/23 File draft merger agreement123412 5678910113456789 1213141516171810111213141516 Week of 10/30 – Proxy statement filing with SEC (1)1920212223242517181920212223 Week of 11/13 Proxy statement cleared262728293024252627282930 announcement31 - Post Print proxy statement and mail to shareholders Week of 11/20 – Set shareholders’ meeting to vote on transaction / hold shareholder vote Week of 12/18 Close transactionDenotes public holidaysSubordinated notes redemption price drop date Note:Assumes normal course process with minimal-to-no delay decisions and no delay from antitrust / other regulatory review. (1)Assumes, for illustrative purposes, no SEC review. SEC review process could extend for six to eight weeks depending on level and resolution of SEC comments.Confidential 8 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Potential strategic alternatives    As previously discussed, potential strategic alternatives for the Company to enhance value include: —Status quo —Sale of the Company —Sale of assets with or without contract Confidential 9 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Illustrative buyers of whole company     ($ in billions)($ in billions) BuyerAUM / AssetsMarket cap. DesignationBuyerAUM / AssetsMarket cap. Designation $85$12,980Other$100$7,391Alternative asset manager 1001,500Alternative asset manager131N/APension fund 34N/ACredit asset manager1N/ACredit asset manager 1621,781Alternative asset manager50N/AAlternative asset manager 237N/APension fund2923BDC 702,421Alternative asset manager21,238BDC 21N/AAlternative asset manager 1,373N/AAlternative asset manager 20N/ACredit asset manager 39N/ACredit asset manager 1389,070Alternative asset manager 22,164BDC 21,088BDC 31N/AAlternative asset manager Source:SNL Financial, public filings and other publicly available information. Note:Market data as of 7/28/2017. Financial data as of most recent available. N/A denotes not applicable.Confidential 10 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Illustrative buyers of assets     Participation in recent commercial ($ in billions)AUM / AssetsMarket cap.finance M&A processesCommentary Alberta Investment Management Corp $65N/A Manages pension assets for 26 pensions in province French alternative asset manager – predominately PE 60N/A Spun out of Axa in 2013 British Columbia Investment Management Corp 91N/A 85% of AUM from province pensions Toronto based asset manager 245$46 Real assets are dominant strategy Secondary private equity manager with broad investment mandate 24N/A 100% owned by Jeremy Coller 100N/A Singapore pension fund 1,373N/A Alternative asset manager Boston-based private equity FoF (employ owned) $40N/A Broadening investment disciplines Abu Dhabi’s leading strategic investment company 122N/A Government of Abu Dhabi is sole shareholder Ontario Municipal Employee Retirement System 64N/A Funded ratio of 93%, 5 yr average return of 8.5% Ontario Teachers Pension Plan 131N/A Largest single pension in Canada Alternative strategies are fastest growing segment 1,510N/A Seeking to enhance alternative credit capabilities Public Sector Pension – invests on behalf of Canada’s public sector 102N/A 45% of AUM in Real or Alternative assets 180N/A Singapore Pension Fund 72N/A Alternative asset manager Source:SNL Financial, public filings and other publicly available information. Note:Market data as of 7/28/2017. Financial data as of most recent available. N/A denotes not applicable.Confidential 11 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Appendix Confidential 12

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION CVR overview    A Contingent Value Right (“CVR”) represents an obligation of the issuer to pay additional consideration upon specified trigger events —Generally used in acquisitions to bridge a value gap by providing additional value to seller’s shareholders    Payments can be triggered by a number of different trigger events or performance metrics: —Outcome of binary events (receipt of governmental body approval, outcome of litigation) —Financial metrics (revenue or EBITDA levels)                While not that common, often used in biotech/pharmaceutical transactions —Single drugs can have a substantial impact on valuation of such companies —Most often tied to a specific regulatory approval for new drug or additional indication    When used, CVRs generally represent ~25% of overall nominal consideration —Less on a “fair” / NPV value basis after adjusting for probability of achieving event and time value of money    Payment can either be in cash (most typical) or stock of the acquiror (less typical due in part to registration issues)    CVR can be detachable and freely traded on an exchange or can be structured as non-transferable —Most recent transactions have not had detachable / tradeable CVRs given reporting and registration complexities    Of 1,376 transactions announced since 2008 involving a public US target with a transaction value above $200 million, 28 transactions included a CVR as part of the consideration, of which eight were non-transferable / not tradeable    Source: Public filings, FactSet, press releases, and other publicly available information. Confidential 13 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

PRELIMINARY | SUBJECT TO FURTHER REVIEW & REVISION Transactions involving a US public target with CVR     Since 2008 with transaction value > $200 million ($ in millions, except per share amounts)Upfront amt /CVR AnnouncementConsideration per shareCVR as a %CVRpublicly dateAcquirorTargetUpfrontCVRof total valuedurationtraded 4/28/2016SanofiMedivation$58.00$3.0095% / 5%~5 yearsNA 11/17/2015Canadian Pacific RailwayNorfolk Southern Corporation89.1325.0078% / 22%~1.5 yearsNA 11/2/2015ShireDyax37.304.0090% / 10%4 years 9/28/2015Nexstar Broadcasting GroupMedia General17.664.2980% / 20%NA 6/22/2015Energy Transfer EquityThe Williams Companies43.50NANANA 10/6/2014ActavisDurata Therapeutics23.005.0082% / 18%NA 9/28/2014Daiichi Sankyo CompanyAmbit Biosciences Corporation15.004.5077% / 23%NA 5/8/2014H. LundbeckChelsea Therapeutics International6.441.5081% / 19%3 years 4/28/2014Forest LaboratoriesFuriex Pharmaceuticals95.0030.0076% / 24%~2 years 4/22/2014Valeant PharmaceuticalsAllergan179.2525.0088% / 12%NANA 3/6/2014Albertson’s / Cerberus Capital ManagementSafeway32.503.6590% / 10%~4 years 1/8/2014Teva Pharmaceutical IndustriesNuPathe3.653.1554% / 46%NA 7/30/2013Community Health SystemsHealth Management Associates13.781.0073% / 27%NA 7/30/2013Cubist PharmaceuticalsTrius Therapeutics13.502.0087% / 13%~3.5 years 7/30/2013Cubist PharmaceuticalsOptimer Pharmaceuticals10.755.0068% / 32%~2.5 years 7/12/2013AT&TLeap Wireless International15.00NANANA 5/28/2013AstraZenecaOmthera Pharmaceuticals12.704.7073% / 27%~7.5 years 11/19/2012Wright Medical GroupBioMimetic Therapeutics6.476.5087% / 13%NA 8/2/2012AT&TNextwave Wireless1.000.9551% / 49%NA 2/16/2012Icahn Enterprises HoldingsCVR Energy30.0030.0050% / 50%~1.5 years 10/24/2011Cubist PharmaceuticalsAdolor Corporation4.254.5049% / 51%~7.5 years 6/13/2011Vector Capital CorporationGerber Scientific11.00NANANA 2/22/2011Forest LaboratoriesClinical Data30.006.0083% / 17%~5 years 8/29/2010Sanofi-aventisGenzyme74.0014.0084% / 16%~10 years 6/30/2010Celgene CorporationAbraxis BioScience71.9316.0582% / 18%15+ years 1/5/2009Endo Pharmaceutical HoldingsIndevus Pharmaceuticals4.503.0060% / 40%5 years 7/15/2008ViroPharmaLev Pharmaceuticals2.751.0073% / 27%10 years 7/7/2008Fresenius SE & Co.APP Pharmaceuticals23.006.0079% / 21%~2.5 years Average$33.04$8.3976% / 33%~5 years Median16.334.5079% / 23%~4 years 9/15/2017GSO / First EagleNewStar Financial$12.29$0.73—$0.8194% / 6%TBD Source:Public filings, FactSet and press releases. Note:NA denotes not publically available.Confidential 14 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

Credit Suisse does not provide any tax advice. Any tax statement herein regarding any U.S. federal tax is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such statement herein was written to support the marketing or promotion of the transaction(s) or matter(s) to which the statement relates. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. These materials have been provided to you by Credit Suisse in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Credit Suisse. In addition, these materials may not be disclosed, in whole or in part, or summarized or otherwise referred to except as agreed in writing by Credit Suisse. The information used in preparing these materials was obtained from or through you or your representatives or from public sources. Credit Suisse assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the managements of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). These materials were designed for use by specific persons familiar with the business and the affairs of your company and Credit Suisse assumes no obligation to update or otherwise revise these materials. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. These materials have been prepared by Credit Suisse (“CS”) and its affiliates for use by CS. Accordingly, any information reflected or incorporated herein, or in related materials or in ensuing transactions, may be shared in good faith by CS and its affiliates with employees of CS, its affiliates and agents in any location. Credit Suisse has adopted policies and guidelines designed to preserve the independence of its research analysts. Credit Suisse’s policies prohibit employees from directly or indirectly offering a favorable research rating or specific price target, or offering to change a research rating or price target, as consideration for or an inducement to obtain business or other compensation. Credit Suisse’s policies prohibit research analysts from being compensated for their involvement in investment banking transactions. CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, NY 10010-3629 +1 212 325 2000 www.credit-suisse.com Confidential 15 Copyright © 2017 Credit Suisse Group AG and/or its affiliates. All rights reserved.